UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUCCESSFACTORS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3398453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

(650) 645-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lars Dalgaard

Chief Executive Officer

SUCCESSFACTORS, INC.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

(650) 645-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Hillary B. Smith, Esq.

General Counsel

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, CA 94404

(650) 645-2000

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, File No. 333-162326 (as amended, the “Registration Statement”) of SuccessFactors, Inc. (the “Company”), which was originally filed with the Securities and Exchange Commission on October 5, 2009 and was subsequently amended, pertaining to the registration of up to $200,000,000 aggregate dollar amount of shares of the Company’s common stock, par value $0.001.

On February 22, 2012, pursuant to an Agreement and Plan of Merger dated as of December 3, 2011 among SAP America, Inc. (“SAP America”), Saturn Expansion Corporation (“Merger Sub”), a wholly owned subsidiary of SAP America, and the Company, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of SAP America (the “Merger”).

As a result of the Merger, the Company has terminated any offering of the Company’s securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, U.S.A. on March 2, 2012.

SUCCESSFACTORS, INC.

By:	/s/ Hillary Smith
Name:	Hillary Smith
Title:	General Counsel

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.